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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
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COMPANY CONTACT:

Michael Sophie
Chief Financial Officer
(408) 866-3666

                 P-COM, INC. FILES ANNUAL REPORT ON FORM 10-K
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        CAMPBELL, CA, USA (April 21, 1999) -- P-Com, Inc. (NASDAQ National
Market: PCMS), announced that it filed its Annual Report on Form 10-K for the fiscal year 1998 with the Securities and Exchange Commission and NASDAQ National Market on April 21, 1999 and has satisfied the NASDAQ National Market's filing requirements. The Company's Common Stock continues to trade on the NASDAQ National Market under its current NASDAQ National Market symbol of PCMS.

        P-Com, Inc. develops manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments. In addition, P-Com provides comprehensive network services including system and program planning and management, path design and installation.

        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, introduction of new products, commercial acceptance and viability of new products and expenses associated therewith, cancellations of orders without penalties, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchase of the Company's products and/or services, the timing of new technology and

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P-COM'S SYMBOL TO REMAIN AS PCMS
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product introductions, the risk of early obsolescence and the pending stockholder class action lawsuits. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

        P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, Dubai and China, is an ISO 9001 certified company. For additional information, contact P-Com at:

  P-Com, Inc.  .  3175 S. Winchester Boulevard  .  Campbell, CA 95008  .  USA
                  TEL: (408) 866-3666  .  FAX: (408) 866-3655
                                 www.p-com.com
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